Exhibit 99.1

Reliance Global Group Schedules 2022 Year-End Financial Results and Business Update Conference Call

Lakewood, NJ – March 29, 2023 – Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) (“Reliance” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, announced today that it will host a conference call on Thursday, March 30, 2023 - 4:30 PM Eastern Time to discuss financial results for 2022 and provide a business update.

The conference call will be available via telephone by dialing toll-free +1 877-545-0320 for U.S. callers or +1 973-528-0002 for international callers and entering access code 133394. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/47952 or on the investor relations section of the company’s website, https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will be available on the investor relations section of the company’s website at https://relianceglobalgroup.com/events-and-presentations/ through March 30, 2024. A telephone replay of the call will be available approximately one hour following the call, through April 13, 2023, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 47952.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) an InsurTech pioneer, is working to transform the traditional insurance agency model by combining artificial intelligence (AI) with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy includes RELI Exchange, its business-to-business (B2B) InsurTech platform and agency partner network for insurance agents and agencies, designed to give independent agents an entire suite of business development tools and the ability to effectively compete with national agencies. The Company is also focused on the organic expansion of its current portfolio of agencies owned in addition to the growth of 5MinuteInsure.com, its online business-to-consumer (B2C) platform that utilizes artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com